Exhibit 10.4

January 2, 2015

Ms. Dawn M. Zier

[Address Redacted]

Dear Dawn:

Reference is hereby made to the letter agreement between us dated November 1, 2012 (the “Agreement”). The parties hereby agree to amend the Agreement as of the date first set forth above on the terms set forth in this letter agreement (this “First Amendment”).

With respect to the provisions in the Agreement set forth opposite the caption labelled “Annual Bonus Opportunity for 2013 and Later Years”, (i) the first sentence thereof is hereby deleted in its entirety and replaced with the following: “Target annual bonus will be 100% of then current Base Salary”; and (ii) the second sentence thereof is hereby amended to delete the percentage “150%” referenced therein and to replace it with the percentage “200%.” Except as expressly amended by this First Amendment, the terms of the Agreement are unchanged and remain in full force and effect.

To acknowledge your agreement with the foregoing, please sign this First Amendment in the space provided below and return it to me. Please retain a copy for your records.

Sincerely,

/s/ Michael P. Monahan

Michael P. Monahan
Executive Vice President and CFO

Agreed and accepted:

/s/ Dawn M. Zier

Dawn M. Zier